UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2016

SIGNAL BAY, INC.
(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

000-12350	47-1890509
(Commission File No.)	(IRS Employer Identification No.)

62930 O.B. Riley Rd #300 Bend, OR	97703
(Address of principal executive offices)	(zip code.)

541-633-4568

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 24, 2016, the Company entered into an Agreement for Sale and Purchase of Business assets with Oregon Analytical Services, LLC to purchase substantially all of the assets, inclusive but not limited to the brand, trade name, website, equipment, client lists (440 unique clients), and inventory for $200,000 in shares of Series "C" Preferred Stock, $700,000 promissory note, assumption of $27,500 business loan, with a down payment of $62,500. $12,500 was paid in cash at closing with the remaining balance withheld to pay certain liabilities and obligations of Oregon Analytical Services, LLC. Any remaining balance after liabilities have been paid will be paid to the seller of Oregon Analytical Services, LLC.

The Company has formed a new limited liability company called EVIO Labs Eugene, LLC as the operating company for the asset purchase. EVIO Labs Eugene LLC will file a d/b/a with the Oregon SOS to operate as Oregon Analytical Services.

1)

The Company's wholly owned subsidiary EVIO Inc. has executed executive employment agreements with Oregon Analytical Services, LLC Founder Mrs. Sara Lausmann and General Sales Manager, Mr. Michael Lausmann.

2)	William Waldrop and Lori Glauser have been appointed Managers of EVIO Labs Eugene, LLC.

3)

The promissory note is for a period of 5 years, with $100,000 in principal and interest due annually, with a minimum trailing revenue clause of $700,000. If this is not met, the annual payment shall be deferred to the end.

4)

The seller has an earn-out provision that if during the Calendar Year ending May 23, 2020, if the Buyers EBITDA exceeds $975,000, the seller may be entitled to a maximum of $200,000 based receiving $0.50 for every dollar of EBITDA above $975,000.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement for Sale and Purchase of Business Assets, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Note Purchase Agreement:

On May 19, 2016, Signal Bay, Inc. (the "Company") entered into an 8% convertible promissory note (the "Note") with Tangiers Global, LLC. ("Lender") in the amount of $76,650. Of this amount $6,650 was an original issue discount ("OID"). The company received $70,000 and it was funded on May 19, 2016 (Purchase Date).

The company can prepay the note based on the following schedule.

Days Since Effective Date	Prepayment Amount
0-90	115% of Principal Amount
91-180	135% of Principal Amount

Lender has the right at any time following an Event of Default, at its election, to convert (each instance of conversion is referred to herein as a "Conversion") all or any part of the Outstanding Balance into shares ("Conversion Shares") of fully paid and non-assessable common stock, $0.0001 par value per share ("Common Stock"), of Borrower as per the following conversion formula: the number of Conversion Shares equals the amount being converted (the "Conversion Amount") divided by the Conversion Price. The conversion shall be equal to (a) 55% of the lowest trading price of the Company's common stock during the 20 consecutive trading days prior to the date on which Holder elects to convert all or part of the Note.

2

Note Purchase Agreement:

On May 19, 2016, Signal Bay, Inc. (the "Company") entered into an 8% convertible promissory note (the "Note") with LG Capital Funding, LLC. ("Lender") in the amount of $76,650. Of this amount $3,650 was an original issue discount ("OID") and $3,000 was expensed on legal fees. The company received $70,000 and it was funded on May 19, 2016 (Purchase Date).

The company can prepay the note based on the following schedule.

Days Since Effective Date	Prepayment Amount
0-90	115% of Principal Amount
91-180	135% of Principal Amount

Lender has the right at any time following an Event of Default, at its election, to convert (each instance of conversion is referred to herein as a "Conversion") all or any part of the Outstanding Balance into shares ("Conversion Shares") of fully paid and non-assessable common stock, $0.0001 par value per share ("Common Stock"), of Borrower as per the following conversion formula: the number of Conversion Shares equals the amount being converted (the "Conversion Amount") divided by the Conversion Price. The conversion shall be equal to (a) 55% of the lowest trading price of the Company's common stock during the 20 consecutive trading days prior to the date on which Holder elects to convert all or part of the Note.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company's Board of Directors has approved the formation of a Series "C" Preferred Stock. The Series "C" Preferred stock consists of 500,000 shares, with a par value of $0.0001. These shares have no dividends and ranks pari passu with Series "B" Preferred Stock. Owners of Series "C" Preferred Stock shall be entitled to the number of votes and conversion rights equal to five hundred (500) Common Shares for each share of preferred stock.

The foregoing description of the certificate of designation does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, Preferences and Right of Series C Preferred Stock, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1	Agreement for Sale and Purchase of Business Assets for Oregon Analytical Services, LLC.

10.2	Form of Series "C" Preferred Stock Certificate of Designation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signal Bay, Inc.

Dated: May 24, 2016	By:	/s/ William Waldrop
	Name:	William Waldrop
	Title:	CEO

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